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                                                                   Exhibit 10.94

                FORM OF AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                -------------------------------------------------

This Amended and Restated Employment Agreement ("Agreement') is effective as of January 1, 2002 (the "Effective Date") between New Century Financial Corporation, a Delaware corporation (the "Company"), and [Name of Executive] (the "Executive").

         WHEREAS, Executive and Company are currently parties to an Employment Agreement dated January 1, 1999 (the "1999 Employment Agreement"); and

         WHEREAS, Executive and Company desire to continue Executive's employment with the Company on different terms and conditions that are mutually satisfactory to the parties.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Executive and Company agree that from and after the Effective Date hereof the 1999 Employment Agreement shall be amended and restated to provide as follows:

                                    ARTICLE I
                                   EMPLOYMENT
                                   ----------

         The Company hereby employs Executive and Executive accepts employment with the Company upon the terms and conditions herein set forth.

         1.1   Employment. The Company hereby employs Executive, and Executive
               -----------
agrees to serve, as the Company's ________________________ during the term of this Agreement. Executive agrees to perform such duties as may be assigned to Executive from time to time by the Board of Directors. Executive agrees to devote substantially his full business time and attention and best efforts to the affairs of the Company during the term of this Agreement.

         1.2   Term. The term of employment of Executive  hereunder will be for
               -----
the period commencing on the date of this Agreement and ending on the earliest of:

               (a)      December 31, 2004

               (b) The date of termination of Executive's employment in accordance with Article IV of this Agreement,

               (c) The date of Executive's voluntary retirement in accordance with the Company's plans and policies; or

               (d)      The date of Executive's death.

         The date set forth in Paragraph (a) above shall automatically be extended by one (1) year (resulting in a three (3)-year term) on January 1, 2003 and on each January 1 thereafter (an "Anniversary Date"), unless prior to any such Anniversary Date either party gives written notice to the other party of its or his intent to cease the automatic renewal of this Agreement. In the event either party gives such notice, this Agreement will continue in full force and effect until the expiration of the Agreement, and, except as specifically provided in Section 4.4(b) following a Change in Control, the giving of such notice shall not itself constitute a termination of this Agreement or a basis for resignation with Good Reason.

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                                   ARTICLE II
                                  COMPENSATION
                                  ------------

         2.1   Base Salary. Effective January 1, 2002 and during the employment
               ------------
of Executive, the Company shall pay to the Executive a base salary at the rate of Salary Amount per year during 2002, and thereafter at a rate determined by the Company's Board of Directors (the "Base Salary"); provided, however, that Executive's Base Salary shall be increased by a minimum of 5.0% per year commencing January 1, 2003. The Base Salary shall be payable in substantially equal semi-monthly installments.

         2.2   Profit Sharing and Bonuses. Executive shall be eligible to
               ---------------------------
participate in the 1999 Incentive Compensation Plan, or any successor plan established by the Board of Directors. The parties agree that the performance goals and potential incentive awards in effect during the term of this Agreement shall be as set forth in Exhibit A hereto. Notwithstanding that any Incentive Compensation Bonus for calendar year 2001 has been earned under the 1999 Employment Agreement, Exhibit A hereto both (i) restates the previously agreed upon performance targets and bonus levels for the payment of any Incentive Compensation Bonus earned in 2001 and (ii) sets forth the performance targets and bonus levels to be used for Performance Periods during the term of this Agreement. Bonuses paid pursuant to the conditions set forth in Exhibit A shall be referred to herein as Incentive Compensation Bonuses.

         2.3   Annual Stock Options. After the completion of each full year
               ---------------------
during the term of this Agreement, the Compensation Committee of the Board of Directors (the "Committee") shall evaluate Executive's performance and may, in the Committee's sole discretion, award stock options to Executive. The Committee shall establish the terms and conditions of any such options.

         2.4   Reimbursement of Expenses. The Executive shall be entitled to
               --------------------------
receive prompt reimbursement of all reasonable expenses incurred by the Executive in performing services hereunder, including all expenses of travel, car phone, entertainment and living expenses while away from home on business at the request of, or in the service of, the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

         2.5   Automobile Expenses. The Company shall provide Executive with an
               --------------------
automobile allowance of $500 per month. In addition, the Company shall at Executive's request enter into a lease agreement to provide an automobile for Executive's use subject to a reduction in Executive's Base Salary equal to the amount of all lease and insurance payments. If Executive elects to utilize a lease agreement, Executive will be responsible for all operating costs of the vehicle and will provide the Company with records to substantiate the business use of the vehicle. In such event, the Company will calculate and report an amount of taxable income to Executive based on Executive's personal use of the vehicle, such calculation and reporting to be in accordance with applicable IRS guidelines.

         2.6   Benefits. The Executive shall be entitled to participate in and
               ---------
be covered by all health, insurance, pension, disability insurance, physical exam and other employee plans and benefits established by the Company (collectively referred to herein as the "Company Benefit

Plans") on the same terms as are generally applicable to other senior executives of the Company, subject to meeting applicable eligibility requirements.

         2.7   Vacations and Holidays. During Executive's employment with the
               -----------------------
Company, Executive shall be entitled to an annual vacation leave at full pay, such vacation to be four weeks in each year of the term hereof or such greater vacation benefits as may be provided for by the Company's vacation policies applicable to senior executives. Executive shall be entitled to such holidays as are established by the Company for all employees.

                                   ARTICLE III
               NON-COMPETITION, CONFIDENTIALITY AND NONDISCLOSURE
               --------------------------------------------------

         3.1   Confidentiality. Executive will not during Executive's employment
               ----------------
by the Company or thereafter at any time disclose, directly or indirectly, to any person or entity or use for Executive's own benefit any trade secrets or confidential information relating to the Company's business operations, marketing data, business plans, strategies, employees, negotiations and contracts with other companies, or any other subject matter pertaining to the business of the Company or any of its clients, customers, consultants, licensees, or affiliates, known, learned, or acquired by Executive during the period of Executive's employment by the Company (collectively "Confidential Information"), except as may be necessary in the ordinary course of performing Executive's particular duties as an employee of the Company.

         3.2   Return of Confidential Material. Executive shall promptly deliver
               --------------------------------
to the Company on termination of Executive's employment with the Company, whether or not for cause and whatever the reason, or at any time the Company may so request, all memoranda, notes, records, reports, manuals, drawings, blueprints, and any other documents of a confidential nature belonging to the Company, including all copies of such materials which Executive may then possess or have under Executive's control. Upon termination of Executive's employment by the Company, Executive shall not take any document, data, or other material of any nature containing or pertaining to the proprietary information of the Company.

         3.3   No Competing Employment. During the term of this Agreement and,
               ------------------------
(i) if Executive terminates this Agreement, for a period ending one year thereafter, or, (ii) if longer, for any period during which Executive receives any compensation from the Company hereunder (subject to the right of Executive to waive any right to receive further compensation from the Company) (the "Restricted Period"), the Executive shall not, unless he receives the prior written consent of the Company, directly or indirectly own an interest in, manage, operate, join, control, lend money or render financial assistance to, as an officer, employee, partner, stockholder, consultant or otherwise, any individual, partnership, firm, corporation or other business organization or entity that, at such time directly competes with, or intends to compete with, the Company or its affiliates in the business of, underwriting, purchasing, securitizing, selling or servicing subprime credit grade secured loans or any other principal line of business engaged in by the Company at the time of such termination (a "Competing Company"). Notwithstanding the foregoing, Executive shall be entitled to own up to 5% of the outstanding securities of any entity if such securities are registered under Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended, and, upon approval of the Company's Board of Directors, Executive shall be entitled to purchase securities of a Competing Company entity if such securities are offered to investors irrespective of any employment or other participation in the entity by the investor. The first sentence of this Section 3.3 shall not apply if the Executive's employment by the

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Company terminates after the scheduled employment term under this Agreement, as determined under Section 1.2(a) and after giving effect to any extension thereof pursuant to Section 1.2.

         3.4   Prohibition on Solicitation of Customers. During the term of
               -----------------------------------------
Executive's employment with the Company and for a period of one year thereafter or, if longer, for any period during which Executive receives any compensation from the Company hereunder, Executive shall not, directly or indirectly, either for Executive or for any other person or entity, solicit any person or entity to terminate such person's or entity's contractual and/or business relationship with the Company, nor shall Executive interfere with or disrupt or attempt to interfere with or disrupt any such relationship.

         3.5   Prohibition on Solicitation of the Company's Employees or
               ---------------------------------------------------------
Independent Contractors After Termination. During the term of Executive's
------------------------------------------
employment with the Company and for a period of one year thereafter or, if longer, for any period during which Executive receives any compensation from the Company hereunder, Executive will not directly or indirectly solicit any of the Company's employees, agents, or independent contractors to leave the employ of the Company for a competitive company or business.

         3.6   Right to Injunctive and Equitable Relief. Executive's obligations
               -----------------------------------------
not to disclose or use Confidential Information and to refrain from the solicitations described in this Article III are of a special and unique character, which gives them a peculiar value. The Company cannot be reasonably or adequately compensated in damages in an action at law in the event Executive breaches such obligations, and the breach of such obligations would cause irreparable harm to the Company. Therefore, Executive expressly agrees that the Company shall be entitled to injunctive and other equitable relief without bond or other security in the event of such breach in addition to any other rights or remedies which the Company may possess. Furthermore, the obligations of Executive and the rights and remedies of the Company under this Article III are cumulative and in addition to, and not in lieu of, any obligations, rights, or remedies created by applicable law relating to misappropriation or theft of trade secrets or confidential information.

         3.7   No Violation of Other Agreements. Executive represents that his
               ---------------------------------
performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to (i) not compete or interfere with the business of a former employer (which term for purposes of this Section 3.7 shall also include persons, firms, corporations and other entities for which Executive has acted as an independent contractor or consultant), (ii) not solicit employees, customers or vendors of any former employer or (iii) keep in confidence proprietary information acquired by Executive in confidence or in trust prior to Executive's employment with the Company. Executive represents and warrants to and covenants with the Company that Executive will not bring to the Company any materials or documents of a former employer containing confidential or proprietary information that is not generally available to the public, unless Executive shall have obtained express written authorization from any such former employer for their possession and use.

                                   ARTICLE IV
                                   TERMINATION
                                   -----------

         4.1   Definitions.  For purposes of this Article IV, the following
               ------------
definitions shall apply to the terms set forth below:

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                 (a) Cause. "Cause" shall be defined as follows:

                     (i) Executive's conviction of any felony (whether or not involving the Company) which constitutes a crime of moral turpitude or which is punishable by imprisonment in a state or or federal correction facility;

                     (ii) Actions by Executive during the term of this Agreement involving willful malfeasance or gross negligence;

                     (iii) Executive's commission of an act of fraud or dishonesty, whether prior or subsequent to the date hereof, upon the Company,

                     (iv) Executive's repeated, willful failure or refusal to perform his duties as required by this Agreement on an exclusive and full-time basis; provided that termination of Executive's employment pursuant to this subparagraph (iv) shall not constitute valid termination for cause unless Executive shall have first received written notice from the Board of Directors of the Company stating the nature of such failure or refusal and affording Executive at least ten (10) days to correct the act or omission complained of to the satisfaction of the Board of Directors; and

                     (v) Executive's willful violation of any reasonable rule or regulation of the Board of Directors applicable to all senior executives if such violation is not cured to the satisfaction of the Board of Directors promptly following notice to Executive.

                 (b) Disability. "Disability" shall mean a physical or mental
                     -----------
incapacity as a result of which the Executive becomes unable to continue the proper performance of his duties hereunder in substantially a full time capacity (reasonable absences because of sickness for up to six (6) consecutive months excepted, provided, however, that any new period of incapacity or absences shall be deemed to be part of a prior period of incapacity or absences if the prior period terminated within ninety (90) days of the beginning of the new period of incapacity or absence and the new capacity or absence is determined by the Company's Board of Directors, in good faith, to be related to the prior incapacity or absence.) A determination of Disability shall be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive, each party shall nominate a qualified medical doctor and the two doctors so nominated shall select a third doctor, who shall make the determination as to Disability.

                 (c) Good Reason. "Good Reason" shall mean any of the following:
                     -----------

                     (i) any assignment of duties to Executive by the Company's Board of Directors that constitutes a substantial diminution of Executive's position, duties, responsibilities or status with the Company from those in effect as of the date of this Agreement;

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               (ii)  any substantial diminution in Executive's titles or
                     offices with the Company, except in connection with a termination of Executive's employment for Cause, Disability, retirement or Executive's death;

               (iii) any assignment to Executive of duties that would require him to relocate or transfer his principal place of residence outside of Southern California, or would make the continuance of his current principal place of residence in Southern California unreasonably difficult; or

               (iv) any failure by the Company to comply with any material provision of this Agreement which has not been cured within 30 days after notice of such noncompliance has been given by Executive to the Company.

      (d)      Change in Control.  "Change in Control" shall mean any of the
               ------------------
                                   following:

               (i) consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Company's business and/or assets as an entirety to, one or more entities that are not subsidiaries of the Company (a "Business Combination"), unless (A) as a result of the Business Combination at least
                     ------
                     50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the "Successor Entity") immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before the Business Combination; and (B) no "person" (as such term is defined for purposes of clause (ii) below and excluding the Successor Entity) beneficially owns, directly or indirectly, more than 40% of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination;

               (ii)  any "person" (as such term is used in Section 13(d) and 14
                     (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company; or

               (iii) during any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal or directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

         4.2   Termination by Company. The Company may terminate the Executive's
               ----------------------
employment hereunder immediately for Cause. Subject to the other provisions contained in this Agreement, the Company may terminate this Agreement for any reason other than Cause upon 30 days' written notice to Executive.

         4.3   Termination by Executive. The Executive may terminate this
               ------------------------
Agreement upon 30 days' written notice to the Company.

         4.4   Benefits Received Upon Termination.
               ----------------------------------

               (a) If the Executive's employment is terminated by the Company for Cause, or if this Agreement is terminated by Executive without Good Reason, then the Company shall pay the Executive (i) his Base Salary through the effective date of such termination, (ii) any vacation earned but not taken through the effective date of such termination, and (iii) the earned, but unpaid Incentive Compensation Bonus, if any, for any Performance Period that has been fully completed as of the effective date of such termination (collectively referred to as "Accrued Obligations"). The Company shall thereafter have no further obligations to Executive under this Agreement; provided, however, that the Company will continue to honor any obligations that may have vested or accrued under the existing Company Benefit Plans or any other Agreements or arrangements applicable to the Executive.

               (b) If the Executive's employment is terminated by the Company without Cause, or if this Agreement is terminated by Executive for Good Reason, then the Company shall:

                     (i) pay to the Executive within two business days following the date of termination all Accrued Obligations through the end of the month during which such termination occurs;

                     (ii) pay to the Executive as severance pay (a) the Executive's Base Salary in effect as of the date of termination, such payments to be made in accordance with the Company's usual payroll periods for a minimum of six (6) months or, if longer, through the expiration of the term of employment then in effect under this Agreement, without additional renewals as otherwise provided hereunder, plus (b) a Severance Bonus, which shall be determined as follows. In the event such termination is effective on or before June 30, 2002, the amount of the Severance Bonus shall equal the cash portion of the incentive bonus received by or payable to the Executive from the Company for 2001. In the event such termination is effective after June 30, 2002 and is effective from January 1 through June 30 of the calendar year, the amount of the Severance Bonus shall be the average of the cash portion of the Incentive Compensation Bonuses earned by Executive

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

                                 for the three (3) preceding calendar years. In the event such termination is effective after June 30, 2002 and is effective from July 1 through December 31 of the calendar year, the amount of the Severance Bonus shall be the average of the cash portion of the Incentive Compensation Bonus earned by Executive for the immediately preceding six-month Performance Period multiplied by 2, the cash portion of the Incentive Compensation Bonus earned by Executive for the preceding calendar year, and the cash portion of the Incentive Compensation Bonus earned by Executive for the second preceding calendar year. By way of example only, in the event the termination of Executive's employment were to become effective in August 2002, the Severance Bonus would be calculated as follows: The sum of the cash portions of (i) actual Incentive Compensation Bonus for Performance Period of January 1 through June 30, 2002, multiplied by 2, (ii) actual Incentive Compensation Bonus for calendar year 2001, and (iii) actual Incentive Compensation Bonus for calendar year 2000, would be divided by 3. The Severance Bonus shall be paid to Executive in substantially equal installments in accordance with the Company's usual payroll periods over such time period as Executive receives the severance payments described in clause (a) above. For purposes of this clause (b)(ii), Incentive Compensation Bonus for 1999 or 2000, to the extent such a year is relevant for purposes of this clause, shall mean the cash incentive award paid to Executive for such year pursuant to Section 2.2 of the 1999 Employment Agreement;

                           (iii) maintain, at the Company's expense, in full
                                 force and effect, for the Executive's continued benefit until the earlier of (i) the expiration of the term of employment then in effect, or
                                 (ii) the Executive's commencement of full time employment with a new employer, all Company medical insurance and medical expense reimbursement plans and other medical programs or medical arrangements in which the Executive was entitled to participate immediately prior to the date of termination, provided that the Executive's continued participation is possible under the general terms and provisions of such plans and programs. In the event that the Executive's participation in any such plan or program is barred, the Company shall arrange to provide the Executive with medical benefits substantially similar to those which the Executive was entitled to receive under such plans or programs; and

                           (iv) pay, for the benefit of Executive, all costs, up to a maximum of $20,000, related to Executive's participation in a senior executive outplacement program at Lee Hecht Harrison or a similar outplacement firm.

         Notwithstanding the foregoing, if, within twelve (12) months of a Change in Control, Executive's employment with the Company is terminated without Cause, Executive terminates this Agreement for Good Reason, or the Company provides Executive notice of non-renewal of this Agreement pursuant to Section 1.2 above, then the six (6)-month period referred to in subsection (b)(ii) above shall be extended to eighteen (18) months for purposes of this Section 4.4(b).

             (c) Termination Because of Employee Disability. Should Executive
                 ------------------------------------------
become disabled from performing his duties hereunder as defined above, Executive acknowledges that his employment may be terminated anytime thereafter if such disability continues; provided that, during the period of the disability prior to such termination of employment, Executive shall continue to receive all compensation and benefits as if he were actively employed less any sums received directly by the Executive, if any, under any policy or policies of disability income insurance purchased by the Company. In the event of such termination, Executive's rights to receive any salary or payments under this Agreement shall terminate but Executive shall have the right to continue to receive any and all payments made by an insurance company under any and all policies of disability insurance purchased by the Company. Executive's rights under any Company Benefit Plans will be those rights accorded to any terminated employee under the plan provisions and applicable law. Executive will remain entitled to receive any benefits under state disability or worker's compensation laws.

             (d) Termination Because of Executive's Death. In the event of Executive's death during the term of this Agreement, this Agreement shall automatically terminate. The Company shall pay to Executive's estate all Accrued Obligations through the date of death, and Executive's estate shall be entitled to receive any vested benefits under the terms of any Company Benefit Plans.

             (e) Any termination for cause hereunder will only be effective if approved by at least a majority vote of the Board of Directors other than Executive, pursuant to votes cast in person at a meeting at which Executive shall be entitled to be present to answer any charges which might be asserted as cause for his termination.

      4.5    Effect of Termination. Upon any termination of this Agreement, for
             ---------------------
any reason, Executive shall be deemed to have immediately resigned as a director and/or officer of the Company and all subsidiaries, if applicable, without the giving of any notice or the taking of any other action.

                                    ARTICLE V
                ASSUMPTION OF OBLIGATIONS BY SUCCESSOR TO COMPANY
                -------------------------------------------------

      5.1    Assumption of Obligations. The Company will require any successor
             -------------------------
or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Any failure of the Company to obtain such agreement prior to the effectiveness of any such succession or assignment shall be a material breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Article V or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law. If at any time during the term of this Agreement the Executive is employed by any corporation a majority of the voting securities of which is then owned by the Company, "Company" as used in this Agreement shall in addition include such employer.

         5.2 Beneficial Interests. This Agreement shall inure to the benefit of
             --------------------
and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there be no such designee, to the Executive's estate.

                                   ARTICLE VI
                               GENERAL PROVISIONS
                               ------------------

         6.1 Notice. For purposes of this Agreement, notices and all other
             ------
communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

         If to the Company:                 New Century Financial Corporation
                                            18400 Von Karman, Suite 1000
                                            Irvine, CA 92612
                                            Attn: President

         If to the Executive:               Name of Executive
                                            New Century Financial Corporation
                                            18400 Von Karman, Suite 1000
                                            Irvine, CA  92612

or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         6.2 No Waivers. No provision of this Agreement may be modified, waived
             -----------
or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         6.3 Governing Law. This agreement shall be governed by and construed in
             -------------
accordance with the laws of the State of California without regard to the principles of conflict of laws.

         6.4 Severability or Partial Invalidity. The invalidity or
             ----------------------------------
unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         6.5 Counterparts. This Agreement may be executed in one or more
             ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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

         6.6  Legal Fees and Expenses. Should any party institute any action or
              -----------------------
proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

         6.7  Entire Agreement. This Agreement constitutes the entire agreement
              ----------------
of the parties and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations between the parties with respect to the subject matter hereof, except that the parties acknowledge that they have in the past and may in the future enter into Stock Option Agreement(s) reflecting stock option awards to Executive. This Agreement is intended by the parties as the final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence may be introduced in any judicial proceeding involving this Agreement.

         6.8  Assignment. This Agreement and the rights, duties, and obligations
              ----------
hereunder may not be assigned or delegated by any party without the prior written consent of the other party and any such attempted assignment and delegation shall be void and be of no effect. Notwithstanding the foregoing provisions of this Section 6.8, the Company may assign or delegate its rights, duties, and obligations hereunder to any person or entity which succeeds to all or substantially all of the business of the Company through merger, consolidation, reorganization, or other business combination or by acquisition of all or substantially all of the assets of the Company; provided that such person assumes the Company's obligations under this Agreement in accordance with
Section 5.1.

         6.9  Arbitration. Any controversy, dispute, claim or other matter in
              -----------
question arising out of or relating to this Agreement or Executive's employment, whether based upon common law or federal, state, or local statutes or regulations, shall be settled, at the request of either party, by binding arbitration in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions and exceptions:

              (a) Notice of the demand for arbitration shall be filed in writing with the other party and with the AAA. There shall be a single arbitrator whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the AAA.

              (b)     Reasonable discovery shall be allowed in arbitration.

              (c) The costs and fees of the arbitration may be allocated by the arbitrator in his/her discretion.

         6.10 Indemnification. To the extent permitted by law, applicable
              ---------------
statutes and the Articles of Incorporation, Bylaws or resolutions of the Company in effect from time to time, the

Company shall indemnify Executive against liability or loss arising out of Executive's actual or asserted misfeasance or nonfeasance in the performance of Executive's duties or out of any actual or asserted wrongful act against, or by, the Company including but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. The Company shall endeavor to obtain Directors and Officers Liability Insurance to indemnify and insure the Company and Executive from and against the aforesaid liabilities. The provisions of this paragraph shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.

     6.11 Termination of Prior Agreement. The Employment Agreement dated June 1,
          ------------------------------
1997 and amended November 24, 1998 between Executive and Company is hereby terminated.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

NEW CENTURY FINANCIAL CORPORATION


By:________________________________________

THE EXECUTIVE


___________________________________________
Name of Executive

                                                                       EXHIBIT A

                                PERFORMANCE GOALS
                                       FOR
             FOUNDING MANAGERS OF NEW CENTURY FINANCIAL CORPORATION


Each of the Incentive Compensation Bonus opportunities described below shall be granted to Executive under the Company's 1999 Incentive Compensation Plan and shall be subject to the terms and conditions of such plan (including, without limitation, the limitations of Section 4.5 of such plan and the adjustment provisions of Section 4.6 of such plan); provided, however, that the termination of employment provisions of this Agreement shall supercede the termination of employment provisions of such plan with respect to such awards. These Incentive Compensation Bonus opportunities have been duly approved by the Committee in accordance with the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). The Company shall re-submit the 1999 Incentive Compensation Plan for stockholder re-approval within the required timeframe to continue the Committee's ability to grant awards thereunder that are intended as performance-based compensation for purposes of Section 162(m). The Company shall use its best efforts to obtain such stockholder approval but, if such stockholder approval is not timely obtained, the Company shall have no obligation to grant any Incentive Compensation Bonus opportunity for a performance period that would commence after the date that stockholders were required to re-approve the 1999 Incentive Compensation Plan in order to continue the Committee's ability to grant awards thereunder that are intended as performance-based compensation for Section 162(m) purposes.

Twelve-Month Performance Period - January 1, 2001 through December 31, 2001
---------------------------------------------------------------------------

      Executive shall be entitled to receive an Award under the 1999 Incentive Compensation Plan for the 12-Month Performance Period set forth above based on the following ratio, and calculated according to the table set forth below:

            Before-Tax Net Income for the 12-Month Performance Period
            ---------------------------------------------------------
              Total Stockholders' Equity for that Performance Period

                                                   Amount of
         Ratio                                   Incentive Bonus
----------------------------           ----------------------------------

If ratio is less than 18%              0

If ratio is at least 18% but           1.25% of Before-Tax Net Income for
less than 35%                          the 12-month Performance Period in
                                       excess of 18% of Total Stockholders'
                                       Equity for that Performance Period

If Ratio is at least 35%               1.25% of Before-Tax Net Income for
                                       the 12-month Performance Period in
                                       excess of 18% of Total Stockholders'
                                       Equity for that Performance Period,
                                       plus 0.50% of Before-Tax Net Income
                                       for the 12-month

                                        Performance Period in excess of 35% of
                                        Total Stockholders' Equity for that
                                        Performance Period


         The amount of any Bonus payable for the 12-month Performance Period shall be reduced by amounts previously paid to Executive for the 6-month Performance Period of January 1, 2001 through June 30, 2001.

         Any Bonus amount up to 200% of Executive's Base Salary for the applicable year will be paid in cash. Any Bonus amount exceeding 200% of Executive's Base Salary will be paid in the form of restricted stock in accordance with Section 5 of the 1999 Incentive Compensation Plan.

Six-Month Performance Period - January 1 through June 30 of each calendar year
------------------------------------------------------------------------------
during the term of Executive's Amended and Restated Employment Agreement dated
------------------------------------------------------------------------------
January 1, 2002
---------------

         Executive shall be entitled to receive an Award under the 1999 Incentive Compensation Plan for each 6-month Performance Period referred to above based on the following ratio, and calculated according to the table set forth below:

            Before-Tax Net Income for the 6-month Performance Period
            --------------------------------------------------------
              Total Stockholders' Equity for that Performance Period


                                                     Amount of
        Ratio                                         Bonus
----------------------------           -----------------------------------

If ratio is less than 9%               0

If ratio is at least 9% but            1.125% of Before-Tax Net Income for
less than 14%                          the 6-month Performance Period in
                                       excess of 9% of Total Stockholders'
                                       Equity for that Performance Period

If ratio is at least 14% but           1.125% of Before-Tax Net Income for
less than 19%                          the 6-month Performance Period in
                                       excess of 9% but not in excess of
                                       14% of Total Stockholders' Equity
                                       for that Performance Period, plus
                                       0.75% of Before-Tax Net Income for
                                       the 6-month Performance Period in
                                       excess of 14% of Total Stockholders'
                                       Equity for that Performance Period

If ratio is at least 19%               1.125% of Before-Tax Net Income for the
                                       6-month Performance Period in excess of
                                       9% but not in excess of 14% of Total
                                       Stockholders' Equity for that Performance
                                       Period, plus 0.75% of Before-Tax Net
                                       Income for the 6-month Performance Period in excess of 14% but not in excess of 19% of Total Stockholders' Equity for that Performance Period, plus 0.60% of
                                       Before-Tax Net Income for the 6-month
                                       Performance Period in excess of 19% of
                                       Total Stockholders' Equity for that
                                       Performance Period


However, in no event shall the Bonus paid to Executive for the 6-month Performance Period exceed 80% of his Base Salary for the calendar year in which the 6-month Performance Period falls.

Twelve-Month Performance Period - January 1 through December 31 of each calendar
--------------------------------------------------------------------------------
year during the term of Executive's Amended and Restated Employment Agreement
-----------------------------------------------------------------------------
dated January 1, 2002
---------------------

         Executive shall be entitled to receive an Award under the 1999 Incentive Compensation Plan for the 12-month Performance Period based on the following ratio, and calculated according to the table set forth below:

            Before-Tax Net Income for the 12-month Performance Period
            ---------------------------------------------------------
              Total Stockholders' Equity for that Performance Period

                                                   Amount of
          Ratio                                     Bonus
----------------------------         ---------------------------------------

If ratio is less than 18%            0

If ratio is at least 18% but         1.125% of Before-Tax Net Income for the
less than 28%                        12-month Performance Period in excess of
                                     18% of Total Stockholders' Equity for
                                     that Performance Period

If Ratio is at least 28% but         1.125% of Before-Tax Net Income for the
less than 38%                        12-month Performance Period in excess of
                                     18% but not in excess of 28% of Total
                                     Stockholders' Equity for that Performance
                                     Period, plus 0.75% of Before-Tax Net
                                     Income for the 12-month Performance
                                     Period in excess of 28% of Total

                                     Stockholders' Equity for that Performance
                                     Period

If Ratio is at least 38%             1.125% of Before-Tax Net Income for the
                                     12-month Performance Period in excess of 18% but not in excess of 28% of Total
                                     Stockholders' Equity for that Performance
                                     Period, plus 0.75% of Before-Tax Net Income for the 12-month Performance Period in excess of 28% but not in excess of 38% of Total Stockholders' Equity for that
                                     Performance Period, plus 0.60% of
                                     Before-Tax Net Income for the 12-month
                                     Performance Period in excess of 38% of
                                     Total Stockholders' Equity for that
                                     Performance Period

         The amount of any Bonus payable for a 12-month Performance Period shall be reduced by amounts previously paid to Executive for the 6-month Performance Period that occurred within that year.

         Any Bonus amount up to 150% of Executive's Base Salary for the applicable year will be paid in cash. Any Bonus amount exceeding 150% of Executive's Base Salary will be paid in the form of restricted stock in accordance with Section 5 of the 1999 Incentive Compensation Plan (except the threshold for the restricted stock grant will be 150% of Base Salary instead of 200% as is the default in that Section).

Definitions:
-----------

         "Before-Tax Net Income" has the meaning given to such term in Appendix A to the 1999 Incentive Compensation Plan. The amount of Before-Tax Net Income for the 6-month Performance Period shall be based on the Company's unaudited financial statements for the six-months ended June 30 of the applicable year. The amount of Before-Tax Net Income for the 12-Month Performance Period shall be determined by the Company's independent certified public accountants based on the audited financial statements for the 12-months ended December 31 of the applicable year.

         "Total Stockholders' Equity" has the meaning given to such term in the Incentive Compensation Plan.